Exhibit 99.1

LETTER OF TRANSMITTAL AND CONSENT

Relating to the Offer by

NET SERVIÇOS DE COMUNICAÇÃO S.A.

To Exchange

US$76,593,068 7.0% Senior Secured Notes due 2009 and Cash
for
US$97,692,000 12 5/8% Senior Guaranteed Notes due 2004
(CUSIP Nos. 62544DAC8 and P6987XAA2)
and
Solicitation of Consents for Proposed Amendments to the Indenture Governing the
12 5/8% Senior Guaranteed Notes due 2004

THIS EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                   , 2005, UNLESS EXTENDED (SUCH TIME OR DATE, AS MAY BE EXTENDED, THE “EXPIRATION DATE”). EXISTING NOTES AND RELATED CONSENTS, ONCE TENDERED, MAY NOT BE WITHDRAWN EXCEPT IN THE EVENT THE COMPANY MAKES A MATERIAL CHANGE IN THE TERMS OF OR THE INFORMATION CONCERNING THE EXCHANGE OFFER AND CONSENT SOLICITATION, WAIVES A MATERIAL CONDITION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION, OR THE CONSIDERATION TO BE PAID IN THE EXCHANGE OFFER AND CONSENT SOLICITATION IS INCREASED OR DECREASED OR THE PRINCIPAL AMOUNT OF EXISTING NOTES IS DECREASED, OR EXCEPT AS REQUIRED UNDER APPLICABLE LAW. SEE INSTRUCTION 8 BELOW.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

The Bank of New York

By Registered/ Certified Mail or Overnight Carrier: The Bank of New York Reorganization Section 101 Barclay Street, 7E New York, New York 10286 Attn: Mr. Kin Lau	By Hand Delivery: The Bank of New York 101 Barclay Street Corporate Trust Services Window, Ground Level New York, New York 10286 Attn: Mr. Kin Lau Reorganization Section

By Facsimile Transmission (Eligible Institutions only):

(212) 298-1918

For Information or to Confirm by Telephone:

(212) 815-3750

     DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT (THE “LETTER AND CONSENT”) TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     HOLDERS OF EXISTING NOTES WHO DESIRE TO TENDER THEIR EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION MUST CONSENT TO THE PROPOSED AMENDMENTS TO THE INDENTURE GOVERNING THE EXISTING NOTES. PURSUANT TO THE TERMS HEREOF, THE COMPLETION, EXECUTION AND DELIVERY OF THE LETTER AND CONSENT BY A HOLDER OF EXISTING NOTES IN CONNECTION WITH THE TENDER OF EXISTING NOTES WILL BE DEEMED TO CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDER TO THE PROPOSED AMENDMENTS. NO SEPARATE PAYMENTS WILL BE MADE FOR CONSENTS.

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER AND CONSENT IS COMPLETED. YOU MUST SIGN THIS LETTER AND CONSENT IN THE APPROPRIATE SPACE PROVIDED THEREFOR, WITH SIGNATURE GUARANTEE, IF REQUIRED.

     By execution hereof, the undersigned acknowledges that he, she or it has received and reviewed this Letter and Consent and the prospectus, dated January  ● , 2005 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), of Net Serviços de Comunicação S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (the “Company”), which together constitute its (i) offer to exchange (the “Exchange Offer”) US$76,593,068 aggregate principal amount of its 7.0% Senior Secured Notes due 2009 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and cash, for US$97,692,000 12 5/8% Senior Guaranteed Notes due 2004 (the “Existing Notes”), and (ii) solicitation (the “Consent Solicitation” and together with the Exchange Offer, the “Exchange Offer and Consent Solicitation”) of consents (the “Consents”) from holders of the Existing Notes to amendments (the “Proposed Amendments”) to certain provisions of the indenture governing the Existing Notes, dated as of June 18, 1996, pursuant to which the Existing Notes were issued (the “Indenture”) and as further described below. All terms and conditions contained in the Prospectus are deemed to be incorporated in and form a part of this Letter and Consent. Therefore, you are urged to read the Prospectus carefully. Terms used herein but which are not defined herein have the meanings ascribed to them in the Prospectus. The execution and delivery of this Letter and Consent by a holder tendering Existing Notes will constitute the consent of that holder to the Proposed Amendments, as further described below.

      The Bank of New York will be the exchange agent (the “Exchange Agent”) for the Exchange Offer and Consent Solicitation.

      Unless tender is made pursuant to the guaranteed delivery procedures described below under Instruction 1, to validly tender Existing Notes pursuant to the Exchange Offer and Consent Solicitation, a holder of Existing Notes, or such holder’s broker or other nominee, must send to the Exchange Agent, and the Exchange Agent must receive, properly completed and duly executed, this Letter and Consent, or a copy of thereof, with any required signature guarantee, or in the case of a book-entry transfer, an Agent’s Message (defined below), and any other required documents, at the Exchange Agent’s address set forth on the front cover of this Letter and Consent, prior to 5:00 p.m., Eastern time, on the Expiration Date. In addition, prior to 5:00 p.m., Eastern time, on the Expiration Date, either (1) the Exchange Agent must receive certificates for tendered Existing Notes at the address so listed or (2) the Existing Notes must be transferred pursuant to the procedures for book-entry transfer described below and the Exchange Agent must receive a confirmation of such tender, including an “Agent’s Message.” An “Agent’s Message” is a message, transmitted by The Depository Trust Company (“DTC”) to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation (as defined under Instruction 1 below), which states that DTC has received an express acknowledgment from the tendering participant, stating that such participant has received and agrees to be bound by the Letter and Consent and that the Company may enforce against that participant the Letter and Consent. A proper tender of Existing Notes pursuant to the foregoing procedures by holders of Existing Notes also will constitute the giving of a Consent by such holders with respect to such Existing Notes. See Instruction 1, below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      Within two business days after the commencement date of the Exchange Offer and Consent Solicitation, the Exchange Agent will establish an account at DTC for purposes of the Exchange Offer and Consent Solicitation. Any financial institution that is a participant in the DTC system (“DTC Participant”) must make book-entry delivery of Existing Notes by causing DTC to transfer those Existing Notes into the Exchange Agent’s account for the Existing Notes in accordance with DTC’s Automated Tender Offer Program (“ATOP”). Although delivery of the Existing Notes may be effected through book-entry at DTC, this Letter and Consent, or a facsimile thereof, with any required signature guarantees, or in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be transmitted to and received by the Exchange Agent prior to 5:00 p.m., Eastern time, on the Expiration Date at the address set forth on the front cover of this Letter and Consent.

      By causing Existing Notes to be credited to the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer, including the transmission by DTC of an Agent’s Message to the Exchange Agent, the DTC Participant will be deemed to confirm, on behalf of itself and the beneficial owners of such Existing Notes, all provisions of this Letter and Consent applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and delivered this Letter and Consent to the Exchange Agent.

      Unless tender is made pursuant to the guaranteed delivery procedures described below under Instruction 1, the exclusive means of tendering Existing Notes that are in the form of book-entry securities held by or on behalf of DTC and delivering the related Letter and Consent is to make book-entry delivery of such Existing Notes by causing DTC to transfer the Existing Notes into the Exchange Agent’s DTC account for the Existing Notes in accordance with DTC’s ATOP system and causing DTC to transmit an Agent’s Message to the Exchange Agent prior to 5:00 p.m., Eastern time, on the Expiration Date.

      Questions regarding the Exchange Offer and Consent Solicitation or this Letter and Consent should be directed to Credit Suisse First Boston LLC, the dealer manager and global solicitation agent (the “Dealer Manager and Global Solicitation Agent”), at its address and telephone number set forth on the back cover of this Letter and Consent. Non-U.S. holders outside the United States may also contact Eurovest Global Securities, Inc., the solicitation agent for non-U.S. holders (the “Non-U.S. Solicitation Agent”), at its address and telephone number set forth on the back cover of this Letter and Consent. Requests for additional copies of the Prospectus, this Letter and Consent or other materials related to the Exchange Offer and Consent Solicitation should be directed to D.F. King & Co., Inc., the information agent (the “Information Agent”), at its address and telephone number set forth on the back cover of this Letter and Consent.

      DESCRIPTION OF EXISTING NOTES (See Instructions 2 and 3.) List below the Existing Notes to which this Letter and Consent relates.

Aggregate
Principal
			Aggregate	Amount of
			Principal	Existing
Name(s) and address(es) of Registered Owner(s)			Amount of	Notes
(Please fill in, if blank, exactly as		Certificate	Existing	Tendered
name(s) appear(s) on the Existing Note(s))	Notes	Number(s)(*)	Notes	(**)

12 5/8% Senior Guaranteed Notes due 2004

Total Principal Amount

(*) Need not be completed if no certificates are being delivered and Existing Notes are being transferred directly by book-entry transfer.
(**) Unless otherwise indicated, it will be assumed that ALL Existing Notes described above are being tendered. See Instruction 3.

MUTILATED, LOST, STOLEN OR DESTROYED EXISTING NOTES

☐	CHECK HERE IF ANY OF THE CERTIFICATES REPRESENTING EXISTING NOTES THAT YOU OWN HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED.

BOOK-ENTRY TRANSFER

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (ONLY DTC PARTICIPANTS MAY DELIVER NOTES BY BOOK-ENTRY TRANSFER):

Name(s) of Tendering Institution(s)

DTC Account Number(s)

Transaction Code Number(s)

☐	CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED EXISTING NOTES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT NUMBER SET FORTH ABOVE.

GUARANTEED DELIVERY

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING. (PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY):

Name(s) of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution that Guaranteed Delivery

If delivered by book-entry transfer:

Name of Tendering Institution(s)

DTC Account Number(s)

Transaction Code Number(s)

ADDITIONAL COPIES OF PROSPECTUS

☐	CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE EXISTING NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITY AND YOU WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO, TO BE SENT TO:

Name:

Address:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

DTC Participants identified in an Agent’s Message in respect of the Exchange Offer and Consent Solicitation will be deemed to have signed this Letter and Consent and are each referred to herein as an “undersigned.”

Ladies and Gentlemen:

      Upon the terms and subject to the conditions contained in the Prospectus and this Letter and Consent, the undersigned hereby tenders to the Company the aggregate principal amount of Existing Notes described above and acknowledges and agrees that, subject to the terms and conditions contained in the Prospectus and this Letter and Consent, such tender shall constitute the delivery of all related Consents to the Consent Solicitation with respect to any Existing Notes so tendered. Subject to, and effective upon, the acceptance for exchange of the Existing Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Existing Notes as are being tendered hereby on or after                            , 2005.

      The undersigned hereby understands that the act of tendering the Existing Notes will be deemed to be the giving of consent to the Consent Solicitation with respect to such Existing Notes, such that no separate consent need be provided. The undersigned further understands that any Consent delivered hereby is irrevocable and may not be withdrawn at any time except under the limited circumstances described in the Prospectus under “THE EXCHANGE OFFER AND CONSENT SOLICITATION — Withdrawal of Tenders and Revocation of Corresponding Consents.” See also Instruction 8 below.

      The undersigned hereby acknowledges and agrees that, by the completion, execution and delivery hereof, the undersigned is directing Wells Fargo Bank, National Association, as trustee for the Existing Notes under the Indenture, to execute an indenture supplemental to the Indenture (the “Supplemental Indenture”), and is consenting to the following Proposed Amendments (with respect to the Existing Notes and as further described in the Prospectus under “THE PROPOSED AMENDMENTS”), as permitted by the Indenture, and hereby also consents to the execution of the Supplemental Indenture, effecting such Proposed Amendments to the Indenture, to:

(a) Delete in its entirety the covenant requiring the Company to do or cause to be done all things necessary to preserve and keep in full force and effect the Company’s and its restricted subsidiaries’ corporate existence, rights, licenses and franchises (Section 10.04 of the Indenture);

(b) Delete in its entirety the covenant requiring the Company, absent special circumstances, to pay all taxes, assessments and government charges prior to delinquency and all lawful claims for labor, materials and supplies, incurred by it or by any of its subsidiaries or its restricted subsidiaries, as applicable (Section 10.05 of the Indenture);

(c) Delete in its entirety the covenant requiring the Company, among other things, to maintain and keep in good condition all properties owned by it or its restricted subsidiaries or used in the conduct of its business or the business of its restricted subsidiaries (Section 10.06 of the Indenture);

(d) Delete in its entirety the covenant requiring the Company to maintain appropriate insurance on its material properties and the material properties of its restricted subsidiaries (Section 10.07 of the Indenture);

(e) Delete in its entirety the covenant whereby the Company agreed to limitations on its ability to designate a subsidiary as an “unrestricted subsidiary” and on its ability and the ability of its restricted subsidiaries to guarantee or be liable for the indebtedness of an unrestricted subsidiary. Once designated as an “unrestricted subsidiary,” the Company had agreed to not revoke such designation unless certain conditions were met (Section 10.10 of the Indenture);

(f) Delete in its entirety the covenant which, among other things, restricts the Company and its restricted subsidiaries from incurring additional indebtedness and further restricts the Company’s restricted subsidiaries from issuing any preferred stock, except under certain circumstances (Section 10.12 of the Indenture);

(g) Delete in its entirety the covenant whereby the Company agreed that it and its restricted subsidiaries would not be permitted to, among other things, declare or pay dividends or make any distribution with respect to the Company’s capital stock or otherwise purchase or redeem or acquire or retire the Company’s capital stock or subordinated indebtedness, or make certain investments, except under certain circumstances (Section 10.13 of the Indenture);

(h) Delete in its entirety the covenant which prohibits the Company and its restricted subsidiaries from engaging in transactions with affiliates unless certain conditions are met (Section 10.14 of the Indenture);

(i) Delete in its entirety the covenant which prohibits the Company and its restricted subsidiaries from granting liens upon the Company’s property or assets or the property or assets of the Company’s restricted subsidiaries, except under certain circumstances (Section 10.16 of the Indenture);

(j) Delete in its entirety the covenant which prohibits the Company’s restricted subsidiaries that are not guarantors from guaranteeing any of the Company’s debt securities, or the debt securities of any guarantor, and from issuing any debt securities, unless certain conditions are satisfied (Section 10.17 of the Indenture);

(k) Delete in its entirety the covenant which restricts the Company and its restricted subsidiaries from engaging in any business other than certain permitted businesses and prohibits the Company and its restricted subsidiaries from transferring certain assets to the Company’s restricted subsidiaries that are not guarantors and to the Company’s unrestricted subsidiaries (Section 10.18 of the Indenture);

(l) Delete in its entirety the covenant which restricts the Company and its restricted subsidiaries from creating any consensual encumbrance or restriction on the ability of a restricted subsidiary to pay dividends, pay any indebtedness owed to the Company or a restricted subsidiary, make an investment in the Company or a restricted subsidiary or transfer property or assets to the Company or a restricted subsidiary, except under certain circumstances (Section 10.19 of the Indenture);

(m) Delete in its entirety the covenant which limits the Company’s ability to designate a restricted subsidiary as a “special restricted subsidiary,” and to later revoke such designation, subject to certain conditions (Section 10.20 of the Indenture);

(n) Delete in its entirety the covenant whereby the Company agreed, under certain circumstances, to maintain enforceable written commitments from each shareholder wherein such shareholder agrees to not exercise its voting rights to receive mandatory statutory dividends (Section 10.21 of the Indenture);

(o) Amend the merger provision which prohibits the Company and its restricted subsidiaries and the guarantors of the Existing Notes and their subsidiaries from consolidating, combining, amalgamating or merging with or into any person or persons or from disposing of substantially all of the Company’s or their respective properties and assets, except under certain circumstances (Section 8.01 of the Indenture); and

(p) Amend the events of default provision so that each of the following will no longer be considered an event of default: (i) the Company’s failure to comply with the covenants and provisions described above under (a) through (o) above; (ii) the Company’s or its restricted subsidiaries’ default under debt obligations in excess of US$10.0 million in aggregate; (iii) the Company or its restricted subsidiaries becoming subject to final judgments, orders or decrees in excess of US$10.0 million in aggregate; (iv) the Company’s or that of any of its material restricted subsidiaries’ material assets becoming subject to seizure, compulsory acquisition, expropriation or nationalization; or (v) the Company’s or any of its material restricted subsidiaries becoming subject to certain bankruptcy or custodial proceedings (Section 5.01 of the Indenture);

(q) Amend Section 2.3 of the Indenture to reflect the elimination of the covenants and events of default described above, and revise or delete, as necessary, definitions of certain terms and make conforming modifications to various sections in the Indenture that relate to the deletion of the provisions described above.

      The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent, attorney-in-fact and proxy (with full knowledge that the Exchange Agent also acts as agent of the Company) with respect to Existing Notes tendered hereby, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), among other things, to cause the Existing Notes to be assigned, transferred and exchanged.

      The undersigned hereby understands that validly tendered Existing Notes (or defectively tendered Existing Notes with respect to which the Company has, or has caused to be, waived such defect) will be deemed to have been accepted by the Company if, as and when the Company gives oral or written notice thereof to the Exchange Agent. The undersigned further understands that subject to the terms and conditions contained in the Prospectus and this Letter and Consent, Existing Notes properly tendered and accepted in accordance with such terms and conditions will be exchanged for New Notes and cash in accordance with the terms described in the Prospectus. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Existing Notes tendered (including any such Existing Notes tendered after the Expiration Date). If any Existing Notes are not accepted for exchange for any reason, such unexchanged Existing Notes will be returned without expense to the undersigned’s account at DTC, or if the undersigned did not have such an account at the time of tender, to the DTC account indicated in the box entitled “Special Issuance/ Delivery Instructions,” as promptly as practicable after the expiration or termination of the Exchange Offer and Consent Solicitation.

      Subject to and effective upon the Company’s acceptance for exchange of the principal amount of the Existing Notes tendered hereby, and upon the terms and conditions contained in the Prospectus and this Letter and Consent, the undersigned hereby:

1. irrevocably sells, assigns and transfers to or upon the order of the Company or the Company’s nominees, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Existing Notes tendered hereby, such that thereafter he, she or it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Existing Notes arising under, from or in connection with such Existing Notes;

2. waives any and all rights with respect to the Existing Notes tendered hereby (including, without limitation, any existing or past defaults and their consequences in respect of such Existing Notes); and

3. releases and discharges the Company, and the trustee in respect of the Indenture, from any and all claims the undersigned may have, now or in the future, arising out of or related to the Existing Notes tendered hereby, including, without limitation, any and all claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Existing Notes tendered hereby (other than as expressly provided in the Prospectus and in this Letter and Consent) or to participate in any redemption or defeasance of the Existing Notes tendered hereby.

      The undersigned understands that the tender of Existing Notes and the giving of related Consents pursuant to the procedures described in the Prospectus and in the instructions in this Letter and Consent and acceptance of such Existing Notes and related Consents by the Company constitutes a binding agreement between the undersigned and the Company upon the terms and conditions contained in the Prospectus and this Letter and Consent.

      All authority conferred or agreed to be conferred by this Letter and Consent shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

      The undersigned hereby represents, warrants and agrees that:

1. he, she or it has received the Prospectus;

2. he, she or it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the Existing Notes tendered hereby, and he, she or it has full power and authority to execute this Letter and Consent and make the representations, warranties and agreements made hereby, and has full power and authority to tender, exchange, sell, assign and transfer the Existing Notes tendered hereby;

3. the Existing Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that the Company will acquire good, indefeasible and unencumbered title to such Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accepts the same;

4. he, she or it will not sell, pledge, hypothecate or otherwise encumber or transfer any Existing Notes tendered hereby from the date of this Letter and Consent and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

5. in evaluating the Exchange Offer and Consent Solicitation and in making his, her or its decision whether to participate therein by submitting a Letter and Consent and tendering his, her or its Existing Notes, the undersigned has made an independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to the undersigned by the Company, the Exchange Agent, the Dealer Manager and Global Solicitation Agent, the Non-U.S. Solicitation Agent or the Information Agent, other than those contained in the Prospectus;

6. the tender of Existing Notes and the giving of related Consents shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the Prospectus and this Letter and Consent;

7. the tender of Existing Notes to the Exchange Agent shall, subject to the terms and conditions contained in the Prospectus and this Letter and Consent generally, constitute the irrevocable appointment of the Exchange Agent as his, her or its attorney-in-fact and agent (with full knowledge that the Exchange Agent also acts as agent of the Company), and an irrevocable instruction to such attorney-in-fact and agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney-in-fact and agent in relation to the Existing Notes tendered and Consents given hereby in favor of us or such other person or persons as the Company may direct and to deliver such form(s) of transfer and other document(s) in the attorney-in-fact’s and agent’s opinion and other document(s) of title relating to such Existing Notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney-in-fact or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer and Consent Solicitation, and to vest in the Company or the Company’s nominees such Existing Notes and Consents;

8. if it is a broker-dealer that will receive the New Notes for its own account in exchange for Existing Notes, such broker-dealer will not be deemed to acknowledge that it is an “Underwriter” in the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

9. he, she or it understands that the Company is not making this offer of New Notes or soliciting related Consents in any jurisdiction where the offer is not permitted, including Brazil, and further confirms that he, she or it has not received in such a jurisdiction where the offer is not permitted, under circumstances which resulted or will result in an offering of the New Notes in such a jurisdiction, information relating to the Existing Notes, the New Notes and the Exchange Offer and Consent Solicitation;

10. the terms and conditions contained in the Prospectus shall be deemed to be incorporated in, and form a part of, this Letter and Consent, which shall be read and construed accordingly; and

11. the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by the undersigned by the undersigned’s participation in the Exchange Offer and Consent Solicitation or the undersigned’s acquisition of the New Notes and cash are no longer accurate, he, she or it will promptly notify the Company.

For purposes of this Letter and Consent, the “beneficial owner” of any Existing Notes shall mean any holder that exercises sole investment discretion with respect to such Existing Notes.

      The Company will announce any extension, amendment or termination of the Exchange Offer and Consent Solicitation no later than 9:00 a.m., Eastern time, on the business day immediately following the previously scheduled expiration date. Such announcement may state that the Company is extending the Exchange Offer and Consent Solicitation for a specific time or on a daily basis. Without limiting the manner in which the Company may choose to make a public announcement of any extension, amendment or termination of the Exchange Offer and Consent Solicitation, the Company expects to make any such public announcement through a timely release to the

Businesswire News Source, with a copy to DTC, Euroclear Bank S.A./ N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), and such release will, in all cases, be deemed a sufficient means of announcement.

      The undersigned hereby tenders to the Company, and consents to the Consent Solicitation with respect to, the Existing Notes that are the subject of the Book-Entry Confirmation (as defined under Instruction 1 below).

      Unless otherwise indicated herein in the box entitled “Special Issuance/ Delivery Instructions” below, please credit the New Notes and the cash payment to the account indicated above maintained at DTC.

      The undersigned understands that any Existing Notes tendered in certificated form will not be exchanged for New Notes in certificated form, but rather will be exchanged for New Notes in the form of a beneficial interest in a global security representing the New Notes (the “Global Security”) by a credit of the New Notes to an account maintained at DTC. Accordingly, any holder of Existing Notes tendering such Existing Notes in certificated form must establish an account at DTC and complete the box entitled “Special Issuance/ Delivery Instructions” to specify the account at DTC that should be credited with the New Notes and the cash payment to be received in exchange.

      THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF EXISTING NOTES” ABOVE AND SIGNING THIS LETTER AND CONSENT, WILL BE DEEMED TO HAVE TENDERED THE PRINCIPAL AMOUNT OF EXISTING NOTES SET FORTH IN SUCH BOX ABOVE AND CONSENTED TO THE PROPOSED AMENDMENTS RELATED TO SUCH PRINCIPAL AMOUNT OF EXISTING NOTES.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

Dated:

Signature of Owner(s)

Dated:

Signature of Owner(s)

Dated:

Signature of Owner(s)

Area Code and Telephone Number:

      If a holder is tendering an Existing Note, this Letter and Consent must be signed by the registered holder(s) exactly as the name(s) appear(s) on the certificate and/or on the DTC security position listing of owners of the Existing Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 4.

Name(s):

(Please Type or Print)

Capacity (full title):

Address:

(Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED BY INSTRUCTION 4)

SIGNATURE(S) GUARANTEED
BY AN ELIGIBLE INSTITUTION:

(AUTHORIZED SIGNATURE)

Name of Authorized Signatory:

Capacity (full title):

Name of Eligible Institution Guaranteeing Signature(s):

Address:

(Zip Code)

Area Code and Telephone Number:

Dated:

SPECIAL ISSUANCE/ DELIVERY INSTRUCTIONS

(See Instructions 4 and 5)

To be completed ONLY if: (i) certificates for Existing Notes are being tendered for exchange; (ii) Existing Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above; and/or (iii) New Notes and the cash payment are to be credited to an account maintained at DTC other than the account indicated above.

Credit certificates for Existing Notes accepted for exchange or Existing Notes delivered by book-entry transfer which are not accepted for exchange to the DTC account set out below:

(DTC ACCOUNT NUMBER, IF APPLICABLE)

Credit New Notes and the cash payment to the DTC account set out below:

(DTC ACCOUNT NUMBER, IF APPLICABLE)

IMPORTANT: UNLESS GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH, THIS LETTER AND CONSENT (OR A FACSIMILE HEREOF OR AN AGENT’S MESSAGE IN LIEU THEREOF), TOGETHER WITH THE CERTIFICATES FOR EXISTING NOTES, OR BOOK-ENTRY CONFIRMATION, AS THE CASE MAY BE, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, ALONG WITH ALL OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS CONTAINED IN THE PROSPECTUS

      1. Delivery of this Letter and Consent and Existing Notes; Guaranteed Delivery Procedures. This Letter and Consent is to be completed by holders of Existing Notes if certificates are to be forwarded herewith. If tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in the Prospectus under “THE EXCHANGE OFFER AND CONSENT SOLICITATION — Procedure for Tendering Existing Notes and Delivering Consents,” an Agent’s Message must be delivered in lieu of this Letter and Consent.

      Certificates for all physically tendered Existing Notes, as well as a properly completed and duly executed Letter and Consent (or manually signed facsimile hereof), or Book-Entry Confirmation (as defined below), as the case may be, and any other documents required by this Letter and Consent, must be received by the Exchange Agent at the address set forth herein on or prior to 5:00 p.m., Eastern time, on the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Any financial institution that is a participant in the DTC system (“DTC Participant”) must make book-entry delivery of Existing Notes by causing DTC to transfer those Existing Notes into the Exchange Agent’s account for the Existing Notes in accordance with the DTC Automatic Tender Offer Program (“ATOP”). Tenders by book-entry transfer must be made by delivering an Agent’s Message, and all holders of Existing Notes who tender their Existing Notes through ATOP shall be bound by, but need not complete, this Letter and Consent. Under ATOP, DTC will verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC, and send an Agent’s Message to the Exchange Agent. Such Agent’s Message must be received by the Exchange Agent prior to 5:00 p.m., Eastern time, on the Expiration Date. “Agent’s Message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation (as defined below), which message states that DTC has received an express acknowledgment from the participant tendering the Existing Notes which are the subject of the Book-Entry Confirmation that such participant has received and agrees to be bound by the Letter and Consent and that the Company may enforce the Letter and Consent against such participant. “Book-Entry Confirmation” means a timely confirmation of book-entry transfer of Existing Notes into the Exchange Agent’s account at DTC.

      By causing Existing Notes to be credited to the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer, including the transmission by DTC of an Agent’s Message to the Exchange Agent, the DTC Participant will be deemed to confirm, on behalf of itself and the beneficial owners of such Existing Notes, all provisions of this Letter and Consent applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and delivered this Letter and Consent to the Exchange Agent.

      Holders whose certificates for Existing Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent prior to 5:00 p.m., Eastern time, on the Expiration Date, or who cannot complete the procedure for book-entry transfer prior to 5:00 p.m., Eastern time, on the Expiration Date, may tender their Existing Notes by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the Prospectus under “THE EXCHANGE OFFER AND CONSENT SOLICITATION — Guaranteed Delivery Procedures.” Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution (as defined below); (ii) prior to 5:00 p.m., Eastern time, on the Expiration Date, the Exchange Agent must receive (by facsimile transmission, mail or hand delivery) from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company, setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically-tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter and Consent or an Agent’s Message, as the case may be, and any other documents required by this Letter and Consent will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter and Consent or an Agent’s Message, as the case may be, and all other documents required by this Letter and Consent are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

      If a holder of Existing Notes holds Existing Notes through Euroclear or Clearstream, Luxembourg, such holder must comply with the procedures established by Euroclear or Clearstream, Luxembourg, as applicable, for tendering the Existing Notes in the Exchange Offer and Consent Solicitation.

      THE METHOD OF DELIVERY OF THIS LETTER AND CONSENT, THE EXISTING NOTES AND RELATED CONSENTS, AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING AND CONSENTING HOLDER(S), AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IF EXISTING NOTES ARE SENT BY MAIL, IT IS RECOMMENDED THAT THE MAILING BE BY REGISTERED OR CERTIFIED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

      THE COMPANY WILL NOT ACCEPT ANY ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS AND CONSENTS. EACH TENDERING AND CONSENTING HOLDER, BY EXECUTION OF A LETTER AND CONSENT (OR FACSIMILE THEREOF OR AGENT’S MESSAGE IN LIEU THEREOF), WAIVES ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE OF SUCH TENDER AND CONSENT.

      2. Inadequate Space. If the space provided in the box captioned “Description of Existing Notes” above is inadequate, the principal amount of Existing Notes and any other required information should be listed on a separate signed schedule and such schedule should be attached to this Letter and Consent.

      3. Partial Tenders (Not Applicable to Holders Who Tender by Book-Entry Transfers). If fewer than all of the Existing Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Existing Notes to be tendered in the box above entitled “Description of Existing Notes — Aggregate Principal Amount of Existing Notes Tendered” and such holder(s) should also complete the box entitled “Special Issuance/ Delivery Instructions.” Promptly after the Expiration Date, the remainder of the Existing Notes that were evidenced by such holder but which were not exchanged will be credited to the DTC account specified under the box entitled “Special Issuance/ Delivery Instructions.” ALL OF THE EXISTING NOTES DELIVERED TO THE EXCHANGE AGENT WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE INDICATED AND THE CORRESPONDING CONSENTS WILL BE DEEMED TO HAVE BEEN OFFERED THEREBY.

      4. Signatures on this Letter and Consent; Bond Powers and Endorsements. If this Letter and Consent is signed by the registered holder(s) of the Existing Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever, and if this Letter and Consent is signed by a DTC Participant whose name appears on a security position listing as the owner of the Existing Notes, the signature(s) must correspond with the name(s) shown on the security position listing.

      If any of the Existing Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter and Consent.

      If any of the Existing Notes are registered in different name(s) on several certificates, it will be necessary to complete, sign and submit as many separate Letters and Consents (or facsimiles thereof or Agent’s Messages in lieu thereof) as there are different registrations of certificates.

      If this Letter and Consent is signed by the registered holder(s) of the Existing Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required.

      If this Letter and Consent is signed by a person other than the registered holder(s) of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder(s) appear(s) on the certificate(s) and the signatures on such certificate(s) must be guaranteed by an Eligible Institution.

      If this Letter and Consent or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of such persons’ authority to so act, unless such submission is waived by the Company.

      SIGNATURES ON BOND POWERS REQUIRED BY THIS INSTRUCTION MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (“ELIGIBLE INSTITUTION”) MEETING THE REQUIREMENTS OF THE EXCHANGE AGENT, WHICH REQUIREMENTS INCLUDE MEMBERSHIP OR PARTICIPATION IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), OR ANY OTHER “SIGNATURE GUARANTEE PROGRAM” AS MAY BE DETERMINED BY THE EXCHANGE AGENT IN ADDITION TO, OR IN SUBSTITUTION FOR, STAMP, ALL IN ACCORDANCE WITH THE EXCHANGE ACT.

      5. Special Issuance/ Delivery Instructions. Tendering holders of Existing Notes should indicate in the “Special Issuance/ Delivery Instructions” box the account at DTC to which New Notes and the cash payment issued pursuant to the Exchange Offer and Consent Solicitation are to be credited, if different from the account number appearing below the box entitled “Description of Existing Notes.” Any Existing Notes tendered in certificated form will not be exchanged for New Notes in certificated form, but rather will be exchanged for New Notes in the form of a beneficial interest in the Global Security (as defined above) by a credit of the New Notes to an account maintained at DTC. Accordingly, any holder of Existing Notes tendering such Existing Notes in certificated form must complete the box entitled “Special Issuance/ Delivery Instructions” to specify the account at DTC that should be credited with the New Notes and the cash payment to be received in exchange.

      6. Validity of Tenders and Consents. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Existing Notes and related Consents will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Existing Notes and related Consents not in proper form or any Existing Notes and related Consents, the acceptance for exchange of which, may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in tenders of Existing Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions contained in the Prospectus and this Letter and Consent by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes and the giving of related Consents must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent, the Dealer Manager and Global Solicitation Agent, the Non-U.S. Solicitation Agent, the Information Agent, nor the trustee, nor any other person will be under any duty to give notification of any defects or irregularities with respect to tenders of Existing Notes and the giving of related Consents, or any notices of withdrawal, nor shall any of them incur any liability for failure to give such notification.

      7. Waiver of Conditions. The conditions enumerated in this Letter and Consent and in the Prospectus under “THE EXCHANGE OFFER AND CONSENT SOLICITATION — Conditions to the Exchange Offer and Consent Solicitation” are for the Company’s sole benefit and may be asserted by the Company regardless of the circumstances, including any action or inaction by the Company, giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its discretion, except the condition requiring at least a majority of the aggregate outstanding principal amount of the Existing Notes to be validly tendered by the Expiration Date for the Exchange Offer and Consent Solicitation to be consummated.

      8. Withdrawal Rights. If the Company makes a material change in the terms of the Exchange Offer and Consent Solicitation or the information concerning the Exchange Offer and Consent Solicitation or waives a material condition of the Exchange Offer and Consent Solicitation, the Company will disseminate an amendment to the Exchange Offer and Consent Solicitation and will not close the Exchange Offer and Consent Solicitation for such period of time as required by Rule 14e-1 under the Exchange Act, during which period holders of Existing Notes who tendered Existing Notes during the Exchange Offer and Consent Solicitation may withdraw any such previously tendered Existing Notes and related Consents. In addition, if the consideration to be paid in the Exchange Offer and Consent Solicitation is increased or decreased or the principal amount of Existing Notes subject to the Exchange Offer and Consent Solicitation is decreased, the Exchange Offer and Consent Solicitation will remain open at least ten business days from the date the Company first gives notice to holders of Existing Notes, by public announcement or otherwise, of such increase or decrease, during which period such holders may withdraw any previously tendered

Existing Notes and related Consents. Holders of Existing Notes may not withdraw previously tendered Existing Notes or related Consents except as provided for by the preceding two sentences.

      If holders of Existing Notes properly withdraw their tendered Existing Notes, such proper withdrawal will constitute the concurrent valid revocation of, and the only means of validly revoking, such holders’ related Consents. If the Exchange Offer and Consent Solicitation is terminated without the Company having exchanged any Existing Notes, Existing Notes that holders tendered will be promptly returned to such holders by registered mail or by crediting the relevant DTC Participant’s account, as the case may be, and the related Consents will be deemed to have been withdrawn.

      For a withdrawal of Existing Notes to be effective, the Exchange Agent must timely receive a written or facsimile transmission notice of withdrawal at the address or facsimile number set forth on the front cover of this Letter and Consent, or, in the case of Existing Notes tendered by book-entry transfer, holders of Existing Notes must follow DTC’s applicable withdrawal procedures. The notice of withdrawal must specify the name of the person who tendered the Existing Notes to be withdrawn. The notice of withdrawal also must contain (1) a description of the Existing Notes to be withdrawn, (2) the numbers shown on the particular certificates evidencing such Existing Notes and (3) the aggregate principal amount of the Existing Notes so withdrawn. The notice of withdrawal must be signed by the holder of such Existing Notes in the same manner as the original signature on this Letter and Consent (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Existing Notes. In addition, the notice of withdrawal must specify, in the case of Existing Notes tendered by delivery of certificates for such Existing Notes, the name of the registered holder, if different from that of the tendering holder. The signature on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Existing Notes have been tendered for the account of an Eligible Institution. If a holder delivers or otherwise identifies to the Exchange Agent certificates for the Existing Notes to be withdrawn, a signed notice of withdrawal will be effective immediately upon receipt by the Exchange Agent of written or facsimile transmission notice of withdrawal even if physical release is not yet effected.

      Any Existing Notes properly withdrawn thereafter will be deemed not validly tendered for purposes of the Exchange Offer and Consent Solicitation and any Consents properly revoked will thereafter be deemed not validly given for purposes of the Exchange Offer and Consent Solicitation. However, properly withdrawn Existing Notes and properly revoked Consents may be re-tendered and re-given by following one of the procedures described in the Prospectus under “THE EXCHANGE OFFER AND CONSENT SOLICITATION — Procedure for Tendering Existing Notes and Delivering Consents” at any time prior to 5:00 p.m., Eastern time, on the Expiration Date.

      Holders can withdraw their Existing Notes and revoke their Consents only in accordance with the foregoing procedures. All questions as to the validity and form (including the time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which shall be final and binding.

      9. Transfer Taxes. The Company will pay any transfer taxes with respect to the transfer of Existing Notes to it or to the Exchange Agent pursuant to the Exchange Offer and Consent Solicitation. If, however, New Notes or Existing Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder(s) of the Existing Notes tendered hereby, or if tendered Existing Notes are registered in the name of any person other than the person(s) signing this Letter and Consent, or if a transfer tax is imposed for any reason other than the transfer of Existing Notes to the Company or to the Exchange Agent pursuant to the Exchange Offer and Consent Solicitation, the amount of any such transfer taxes (whether imposed on the registered holder(s) or any other person) payable on account of the transfer to such person will be payable by the holder(s) tendering hereby. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder(s).

      10. Requests for Assistance or Additional Copies. Questions regarding the Exchange Offer and Consent Solicitation or this Letter and Consent should be directed to the Dealer Manager and Global Solicitation Agent at its address and telephone number set forth in this Letter and Consent. Non-U.S. holders outside the United States may also contact the Non-U.S. Solicitation Agent at its address and telephone number set forth on the back cover of this Letter and Consent. Requests for additional copies of the Prospectus, this Letter and Consent or other materials related to the Exchange Offer and Consent Solicitation should be directed to the Information Agent at its address and telephone number set forth in this Letter and Consent.

IMPORTANT: THIS LETTER AND CONSENT (OR FACSIMILE THEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

      Under U.S. federal income tax law, a tendering holder (a “Holder”) may be subject to backup withholding tax with respect to the delivery by the Exchange Agent of the New Notes and cash pursuant to the Exchange Offer and Consent Solicitation, unless such Holder provides the Company (as payer), through the Exchange Agent, with either (i) such Holder’s correct taxpayer identification number (“TIN”) on Form W-9 (which the Exchange Agent will provide upon request or which may be obtained on the Internal Revenue Service website at www.irs.gov) certifying that (a) the TIN provided on Form W-9 is correct (or that such Holder is waiting for a TIN to be issued to him, her or it); (b) (A) the Holder is exempt from backup withholding tax, (B) the Holder has not been notified by the Internal Revenue Service that he, she or it is subject to backup withholding tax as a result of a failure to report all interest or dividends or (C) the Internal Revenue Service has notified the Holder that he, she or it is no longer subject to backup withholding tax; and (c) the Holder is a United States person or (ii) an adequate basis for exemption from backup withholding tax. Failure to provide such Holder’s taxpayer identification number on Form W-9, if applicable, may subject the tendering Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. Exempt Holders should indicate their exempt status on Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed appropriate Form W-8 (which the Exchange Agent will provide upon request or which may be obtained on the Internal Revenue Service website at www.irs.gov) signed under penalty of perjury, attesting to the Holder’s exempt status.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

The Bank of New York

By Registered/ Certified Mail or Overnight Carrier: The Bank of New York Reorganization Section 101 Barclay Street, 7E New York, New York 10286 Attn: Mr. Kin Lau	By Hand Delivery: The Bank of New York 101 Barclay Street Corporate Trust Services Window, Ground Level New York, New York 10286 Attn: Mr. Kin Lau Reorganization Section

By Facsimile Transmission (Eligible Institutions only):

(212) 298-1918

For Information or to Confirm by Telephone:

(212) 815-3750

The Dealer Manager and Global Solicitation Agent for the Exchange Offer and Consent Solicitation is:

Credit Suisse First Boston LLC
By Registered/ Certified Mail, Hand Delivery or Overnight Courier:
Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: Liability Management Group

By Facsimile Transmission (Eligible Institutions only):

(212) 743-5147

For Information or to Confirm by Telephone:

(800) 820-1653
(212) 325-2547

The Solicitation Agent for the portion of the Exchange Offer and Consent Solicitation being made to non-U.S. Persons outside of the United States is:
Eurovest Global Securities, Inc.

By Registered/ Certified Mail, Hand Delivery or Overnight Courier:

Eurovest Global Securities, Inc.
Rua Sansao Alves dos Santos, 102 - 6th floor
São Paulo, SP – 04571-090
Brazil
Attention: Mr. Carlos Gribel
Mr. Rodrigo Steiner
Mrs. Carla Gomes

By Facsimile Transmission (Eligible Institutions only):

(55 11) 5505-2257

For Information or to Confirm by Telephone:

(55 11) 5505-3334
(55 11) 3346-9400

The Information Agent for the Exchange Offer and Consent Solicitation is:

D.F. King & Co., Inc.
48 Wall Street, 22nd floor
New York, New York 10005
Banks and Brokers call collect: (212) 269-5550
All others call toll free: (800) 290-6429